Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
On August 26, 2026, Red Robin International, Inc. (“RRI”), a wholly owned subsidiary of Red Robin Gourmet Burgers, Inc. (the “Company”), completed the previously announced sale to Evergreen Dining LLC (“Evergreen”) of certain assets related to 30 Company-owned Red Robin restaurants located in Washington and Western Idaho, and Evergreen assumed certain liabilities related to those restaurants, for an aggregate purchase price of $23.5 million in cash, subject to customary adjustments (the “Evergreen Transaction”). In connection with the closing of the Evergreen Transaction, Evergreen entered into long-term franchise agreements with RRI pursuant to which Evergreen operates the restaurants as franchised Red Robin locations.
On August 31, 2026, RRI completed the first of two closings contemplated by the previously announced Asset Purchase Agreement, dated as of June 11, 2026, between RRI and Op Burgers, LLC, a Delaware limited liability company (“Op Burgers”) (the “Op Burgers APA”), pursuant to which RRI agreed to sell to Op Burgers certain assets related to 69 company-owned Red Robin restaurants located across Indiana, Kentucky, Maryland, North Carolina, Ohio, Pennsylvania, South Carolina and Virginia, and Op Burgers agreed to assume certain liabilities related to those restaurants, for an aggregate purchase price of $62.5 million in cash, subject to customary adjustments (the “Op Burgers Transaction”). At the first closing, RRI sold to Op Burgers certain assets related to 61 of the 69 restaurants, and Op Burgers assumed certain liabilities related to those restaurants, for cash proceeds of approximately $55.9 million, subject to customary adjustments. The closing of the sale of the remaining eight restaurants is expected to occur before the end of RRI’s 2026 fiscal year, following the transfer of the applicable liquor licenses. RRI expects to receive approximately $6.6 million in additional cash proceeds at the second closing, subject to customary adjustments. Following the applicable closing for each restaurant, Op Burgers will operate the restaurants as franchised Red Robin locations pursuant to long-term franchise agreements between RRI and Op Burgers.
On August 31, 2026, RRI completed the previously announced sale to Kuber Oregon, LLC, an Oregon limited liability company, and Kuber Washington, LLC, a Washington limited liability company (collectively, “Kuber”), of certain assets related to 17 company-owned Red Robin restaurants located in Oregon and Washington, and Kuber assumed certain liabilities related to those restaurants, for an aggregate purchase price of $10.0 million in cash, subject to customary adjustments (the “Kuber Transaction,” and together with the Evergreen Transaction and the Op Burgers Transaction, the “Transactions”). The Kuber Transaction was completed pursuant to the Asset Purchase Agreement, dated as of June 11, 2026, between RRI and Kuber (the “Kuber APA,” and together with the Evergreen APA and the Op Burgers APA, the “Asset Purchase Agreements”). Kuber will operate the restaurants as franchised Red Robin locations pursuant to long-term franchise agreements entered into between RRI and Kuber at closing.
The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and gives effect to the Transactions, including the impact of the second Op Burgers closing, as described below. The unaudited pro forma condensed consolidated financial information and the accompanying notes have been derived from, and should be read in conjunction with, the Company’s historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the fiscal year ended December 28, 2025 and its Quarterly Report on Form 10-Q for the twenty-eight weeks ended July 12, 2026. The unaudited pro forma condensed consolidated financial information has been prepared by, and is the responsibility of, the Company's management. The Company's independent auditors have not audited, reviewed, examined, compiled, nor applied agreed‑upon procedures with respect to this information and, accordingly, do not express an opinion or provide any form of assurance on the information presented.
The unaudited pro forma condensed consolidated balance sheet as of July 12, 2026 gives effect to the Transactions as if each had occurred on July 12, 2026. The unaudited pro forma condensed consolidated statements of operations and comprehensive income (loss) for the twenty-eight weeks ended July 12, 2026 and the fiscal year ended December 28, 2025 give effect to the Transactions as if each had occurred on December 30, 2024, the first day of the Company’s 2025 fiscal year. The unaudited pro forma condensed consolidated financial information reflects transaction accounting adjustments that are necessary to account for the Transactions and to present the effects of the Transactions on the Company’s historical consolidated financial statements. These adjustments include, as applicable, the elimination of the historical revenues and expenses attributable to the restaurants subject to the Transactions, the recognition of franchise-related revenues associated with the restaurants following refranchising, the receipt of the estimated net cash proceeds from the Transactions, the repayment of outstanding borrowings using such proceeds, and the related income tax effects. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes.
The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized had the Transactions occurred as of the dates indicated, nor is it intended to project the Company’s future financial position or results of operations. Actual results may differ materially from the amounts reflected in the unaudited pro forma condensed consolidated financial information.

RED ROBIN GOURMET BURGERS, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

(Unaudited)
	As of July 12, 2026
	As Reported	Pro Forma Adjustments		Pro Forma
Assets:
Current assets:
Cash and cash equivalents	$22,849	$—		$22,849
Accounts receivable, net	13,813	—		13,813
Inventories	17,012	—		17,012
Prepaid expenses and other current assets	12,285	—		12,285
Restricted cash	9,675	—		9,675
Current assets held for sale	53,791	(53,791)	(a)	—
Total current assets	$129,425	$(53,791)		$75,634
Property and equipment, net	97,826	—		97,826
Operating lease assets, net	285,494	(83,298)	(b)	202,196
Intangible assets, net	7,952	(441)	(c)	7,511
Noncurrent assets held for sale	—	—		—
Other assets, net	8,015	(410)	(b)	7,605
Total assets	$528,712	$(137,940)		$390,772
Liabilities and stockholders' equity (deficit):
Current liabilities:
Accounts payable	$27,897	$—		$27,897
Accrued payroll and payroll-related liabilities	38,972	—		38,972
Unearned revenue	15,868	—		15,868
Current portion of operating lease liabilities	49,152	(13,078)	(b)	36,074
Accrued liabilities and other	49,188	(606)	(b) (d)	48,582
Total current liabilities	$181,077	$(13,684)		$167,393
Long-term debt	163,356	(96,000)	(e)	67,356
Long-term portion of operating lease liabilities	282,790	(79,668)	(b)	203,122
Other non-current liabilities	7,079	(360)	(b)	6,719
Total liabilities	$634,302	$(189,712)		$444,590
Stockholders' equity (deficit):
Common stock; $0.001 par value: 45,000 shares authorized; 22,050 shares issued; 18,888 shares outstanding as of July 12, 2026	$22	$—		$22
Preferred stock, $0.001 par value: 3,000 shares authorized; no shares issued and outstanding as of July 12, 2026	—	—		—
Treasury stock 3,162 shares, at cost, as of July 12, 2026	(111,812)	—		(111,812)
Paid-in capital	184,297	—		184,297
Accumulated other comprehensive income (loss), net of tax	(62)	—		(62)
Retained earnings (accumulated deficit)	(178,035)	51,772	(f)	(126,263)
Total stockholders' equity (deficit)	$(105,590)	$51,772		$(53,818)
Total liabilities and stockholders' equity (deficit)	$528,712	$(137,940)		$390,772

RED ROBIN GOURMET BURGERS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Twenty-Eight Weeks Ended July 12, 2026
	As Reported	Pro Forma Adjustments		Pro Forma
Revenues:
Restaurant revenue	$643,720	$(217,972)	(g)	$425,748
Franchise revenue	8,570	12,658	(h)	21,228
Other revenue	3,611	(136)	(g)	3,475
Total revenues	$655,901	$(205,450)		$450,451
Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Cost of sales	$150,686	$(50,873)	(g)	$99,813
Labor	229,365	(74,551)	(g)	154,814
Other operating	114,107	(38,803)	(g)	75,304
Occupancy	54,723	(16,002)	(g)	38,721
Depreciation and amortization	25,010	(7,018)	(g)	17,992
General and administrative	40,719	—		40,719
Selling	23,613	—		23,613
Other (gains) charges, net	5,949	—		5,949
Total costs and expenses	$644,172	$(187,247)		$456,925

Income (loss) from operations	$11,729	$(18,203)		$(6,474)
Other (income) expense:
Interest expense	$13,467	$(5,969)	(i)	$7,498
Interest (income) and other, net	34	—		34
Total other expenses, net	$13,501	$(5,969)		$7,532
Income (loss) before income taxes	$(1,772)	$(12,234)		$(14,006)
Income tax (benefit) expense	$20	$—	(j)	$20
Net income (loss)	$(1,792)	$(12,234)		$(14,026)
Income (loss) per share:
Basic	$(0.10)			$(0.76)
Diluted	$(0.10)			$(0.76)
Weighted average shares outstanding:
Basic	18,380			18,380
Diluted	18,380			18,380

Other comprehensive income (loss):
Foreign currency translation adjustment	$(2)	$—		$(2)
Other comprehensive income (loss), net of tax	$(2)	$—		$(2)
Total comprehensive income (loss)	$(1,794)	$(12,234)		$(14,028)

RED ROBIN GOURMET BURGERS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Year Ended December 28, 2025
	As Reported	Pro Forma Adjustments		Pro Forma
Revenues:
Restaurant revenue	$1,189,780	$(394,711)	(g)	$795,069
Franchise revenue	14,076	22,987	(h)	37,063
Other revenue	6,369	(162)	(g)	6,207
Total revenues	$1,210,225	$(371,886)		$838,339
Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Cost of sales	$283,883	$(93,320)	(g)	$190,563
Labor	437,242	(138,730)	(g)	298,512
Other operating	213,187	(70,027)	(g)	143,160
Occupancy	103,958	(29,074)	(g)	74,884
Depreciation and amortization	51,120	(14,981)	(g)	36,139
General and administrative	76,254	—		76,254
Selling	31,328	—		31,328
Other (gains) charges, net	10,463	(51,772)	(f)	(41,309)
Total costs and expenses	$1,207,435	$(397,904)		$809,531

Income (loss) from operations	$2,790	$26,018		$28,808
Other (income) expense:
Interest expense	$25,956	$(11,539)	(i)	$14,417
Interest (income) and other, net	(140)	—		(140)
Total other expenses, net	$25,816	$(11,539)		$14,277
Income (loss) before income taxes	$(23,026)	$37,557		$14,531
Income tax (benefit) expense	$258	$—	(j)	$258
Net income (loss)	$(23,284)	$37,557		$14,273
Income (loss) per share:
Basic	$(1.31)			$0.80
Diluted	$(1.31)			$0.80
Weighted average shares outstanding:
Basic	17,789			17,789
Diluted	17,789			17,789

Other comprehensive income (loss):
Foreign currency translation adjustment	$2	$—		$2
Other comprehensive income (loss), net of tax	$2	$—		$2
Total comprehensive income (loss)	$(23,282)	$37,557		$14,275

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
1. Basis of Presentation
The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and is based on the historical consolidated financial statements of Red Robin Gourmet Burgers, Inc. (the “Company”), as adjusted to give effect to the Transactions, including the second Op Burgers closing, and the transaction accounting adjustments described below.
The unaudited pro forma condensed consolidated balance sheet as of July 12, 2026 gives effect to the Transactions as if each had occurred on July 12, 2026. The unaudited pro forma condensed consolidated statements of operations and comprehensive income (loss) for the twenty-eight weeks ended July 12, 2026 and the fiscal year ended December 28, 2025 give effect to the Transactions as if each had occurred on December 30, 2024, the first day of the Company’s 2025 fiscal year.
The transaction accounting adjustments reflected in the unaudited pro forma condensed consolidated financial information are based on currently available information and assumptions that management believes are reasonable. The adjustments reflect the disposition of the assets and liabilities associated with the restaurants subject to the Transactions, the elimination of the historical revenues and expenses associated with such restaurants, the recognition of franchise-related revenues associated with the restaurants following refranchising, the estimated proceeds from the Transactions and related use of proceeds, and other related transaction accounting effects, as applicable.
2. Pro Forma Adjustments
The transaction accounting adjustments reflected in the unaudited pro forma condensed consolidated financial information are described below. The adjustments are based on currently available information and assumptions that management believes are reasonable. Actual amounts may differ from the amounts reflected in the unaudited pro forma condensed consolidated financial information.
(a) Reflects the derecognition of the assets classified as held for sale associated with the Company-owned restaurants subject to the Transactions. These assets included property and equipment, net, certain prepaid expenses, inventory, petty cash, and liquor license intangibles.
(b) Reflects the derecognition of operating lease right-of-use assets and the related current and long-term operating lease liabilities associated with certain restaurant leases transferred in connection with the Transactions, as well as the derecognition of finance lease assets included in Other assets, net and the related finance lease liabilities included in Accrued liabilities and other and Other non-current liabilities associated with certain restaurant leases transferred in connection with the Transactions. Following the Transactions, the Company does not expect to be primary obligor under these leases; however, the Company may continue to guarantee the franchisees’ obligations under the leases. As of the date of this filing, the Company has not completed its evaluation of potential guarantee obligations and, accordingly, no adjustment for such amount has been reflected in the unaudited pro forma condensed consolidated financial information. This evaluation will be completed within the third quarter of 2026 and will be reflected in the applicable Form 10-Q filing.
(c) Reflects the derecognition of reacquired franchise rights associated with certain Company-owned restaurants subject to the Transactions. These franchise rights were previously recognized as intangible assets and amortized over their estimated useful lives. As a result of the refranchising of the related restaurants, the remaining carrying amount of the reacquired franchise rights has been written off.
(d) Reflects a $0.6 million reduction in accrued liabilities associated with the Company-owned restaurants subject to the Transactions, consisting of approximately $0.2 million of accrued percentage rent, $0.2 million of accrued real estate and other taxes subject to the Transactions, and $0.2 million of finance lease liabilities. The finance lease liabilities are being derecognized in connection with the transfer of the related finance leases as further described in Note (b).
(e) Reflects the assumed repayment of $96.0 million of outstanding borrowings under the Company’s credit facility using the cash proceeds from the Transactions. The aggregate purchase price for the Transactions is $96.0 million, subject to customary closing adjustments. As certain transaction costs are still being incurred and therefore are not finalized, net proceeds cannot be reasonably estimated as of the date of this filing. The Company expects to use substantially all of the net cash proceeds from the Transactions to repay outstanding borrowings under its credit facility. Accordingly, for purposes of the unaudited pro forma condensed consolidated financial information, the Company has assumed that the entire $96.0 million aggregate purchase price is used to repay outstanding borrowings. The actual amount of debt repaid may differ from the amount reflected herein based on the final closing adjustments, transaction costs and other amounts affecting the net cash proceeds from the Transactions.
(f) Reflects the estimated net gain on the Transactions, including the effect of the consideration to be received by the Company and the derecognition of the assets and liabilities associated with the Company-owned restaurants subject to the Transactions, as if the Transactions had occurred on July 12, 2026 and December 30, 2024 for the unaudited pro forma condensed consolidated balance sheets and the unaudited pro forma condensed consolidated statements of operations, respectively. The estimated net gain is reflected within Other (gains) charges, net on the unaudited pro forma condensed consolidated statements of operations for the year ended December 28, 2025. The actual gain recognized upon completion of the Transactions may differ from the amount reflected in the unaudited pro forma condensed consolidated financial information as a result of customary purchase price adjustments and differences between the estimated and actual carrying amounts of the assets and liabilities transferred or derecognized at closing.

(in thousands)
Estimated aggregate proceeds of the Transactions	$96,000
Assets of the Transactions	(137,940)
Liabilities of the Transactions	93,712
Pro forma net gain resulting from the Transactions	$51,772
(g) Reflects the elimination of the historical revenues and expenses attributable to the Company-owned restaurants subject to the Transactions for the periods presented. The adjustments include the elimination of restaurant revenue and other revenue and the related cost of sales, labor, other operating costs, occupancy costs, depreciation and amortization, and other applicable expenses attributable to such restaurants.
(h) Reflects the franchise revenue that the Company would have recognized from the restaurants subject to the Transactions had such restaurants operated as franchised Red Robin locations for the periods presented. The adjustments are based on the historical restaurant sales of the restaurants subject to the Transactions and the applicable contractual terms of the related franchise arrangements.
(i) Reflects the estimated reduction in interest expense resulting from the assumed repayment of $96.0 million of outstanding borrowings under the Company’s credit facility using the aggregate cash proceeds from the Transactions. The adjustment was calculated based on the Company’s applicable borrowing rates during the respective periods presented, which were assumed to be 11.5% and 12.0% for the twenty-eight weeks ended July 12, 2026 and the year ended December 28, 2025, respectively.
(j) No adjustment has been made to income tax (benefit) expense for the income tax effects of the pro forma adjustments because the Company has net operating losses and tax credits available to reduce current income taxes and maintains a full valuation allowance against its deferred tax assets. Accordingly, the incremental income tax expense or benefit associated with the pro forma adjustments is expected to be immaterial.